SUNAMERICA INCOME FUNDS
SHAREHOLDER INFORMATION (unaudited)

Supplemental Proxy Information: A Special Meeting of the Shareholders of the SunAmerica Income Funds was held on December 30, 1998. Each of the applicable Funds voted in favor of adopting the following proposals, therefore, the results are aggregated for the Funds unless otherwise specified.

1.Election of  Directors:
                                  Votes in                 Votes
                                 Favor of               Abstained
S. James Coppersmith .  ........ 50,218,796              2,743,930
Samuel M. Eisenstat    ......... 50,223,152              2,739,574
Stephen J. Gutman      ......... 50,225,438              2,737,288
Peter A. Harbeck        ........ 50,225,438              2,737,288
Sebastiano Sterpa       ........ 50,225,438              2,737,288




2.To approve a new investment advisory and management agreement between SunAmerica Income Funds on behalf of each separate investment portfolio thereof, and SunAmerica Asset Management Corp. ("SAAMCo") the terms of which are identical in all material respects to the existing investment advisory and management agreement.

                     Votes in         Votes           Votes
                     Favor of        Against        Abstained
                    48,986,216       750,224        3,226,280

3.To approve changing the fundamental investment restriction relating to :
(a) short sales of securities;

                     Votes in         Votes           Votes
                     Favor of        Against        Abstained
                    38,075,415      2,234,667      12.652,644

(b) the ability to engage in borrowing transactions; and

                     Votes in         Votes           Votes
                     Favor of        Against       Abstained
                    37,878,349      2,450,609     12,633,768

(c) the ability to engage in lending transactions.

                     Votes in         Votes           Votes
                     Favor of        Against       Abstained
                    38,117,028      2,280,757     12,564,941

4.     To ratify the selection of independent accountants.

                         Votes in      Votes         Votes
                         Favor of     Against      Abstained
                        49,355,932    578,425      3,028,365